Exhibit 99.3

2026 Regular-Season Champion Matt Hagan Carries NHRA Points Lead into St. Louis in American Rebel Light Beer Funny Car

Friday, 02 October 2026 01:45 PM

Topic:

Company Update

WIN HAGAN WIN! WIN REBEL LIGHT WIN! Four-time world champion chases title No. 5 as American Rebel Light takes the primary sponsorship spotlight; American Rebel Holdings, Inc. (OTCID: AREB) CEO Andy Ross to attend October 2-4 Midwest Nationals with FOX and FS1 coverage.

NASHVILLE, TN AND MADISON, IL / ACCESS Newswire / October 2, 2026 / American Rebel Holdings, Inc. (OTCID:AREB), creator of American Rebel Light Beer - America’s Patriotic Beer - is bringing its brand to the center of the championship battle as primary sponsor of Matt Hagan’s American Rebel Light Beer Dodge//SRT Hellcat Funny Car at the 15th annual NAPA Auto Parts NHRA Midwest Nationals, October 2-4 at World Wide Technology Raceway near St. Louis.

Hagan arrives as the 2026 NHRA Funny Car regular-season champion, a four-time world champion pursuing his fifth title, and the current championship points leader following his September 27 victory at Rockingham Dragway. NHRA reported an 84-point advantage over Jordan Vandergriff after Rockingham, with four races remaining in the season entering this weekend.

American Rebel Chairman and Chief Executive Officer Andy Ross plans to attend in support of Hagan and Tony Stewart Racing (TSR Nitro), bringing the Company’s leadership directly into a race weekend built around championship competition, national television and the fans who make motorsports a natural home for the brand.

WIN HAGAN WIN.

FOUR WORLD TITLES. ONE TRUE AMERICAN REBEL. THE CHASE FOR FIVE.

“Matt Hagan is a true American Rebel. He knows how to work, he knows how to win, and he knows a championship is earned by an entire team,” said Andy Ross, Chairman and CEO of American Rebel Holdings, Inc. “He has the regular-season title, he is coming off another victory, and this weekend he is carrying the points lead and American Rebel Light Beer into St. Louis. We are proud to stand with Matt, Tony Stewart and the TSR crew, and I will be there cheering them on. Win Hagan Win! Rebel Up!”

A champion’s season. A team still hungry for more.

Hagan’s 2026 national-event victories have come at Pomona, Bristol, Brainerd and Rockingham. His August 23 Brainerd victory was a signature American Rebel moment: he drove the American Rebel Light Beer Funny Car to the win and the points lead.

At the U.S. Nationals in Indianapolis, Hagan secured the regular-season championship while advancing to the final round. A runner-up finish at Martin followed, then victory at Rockingham - four consecutive final-round appearances heading into St. Louis.

The Rockingham win was the 59th of Hagan’s NHRA Funny Car career. He defeated Paul Lee in the final with a 3.922-second pass at 327.75 mph, extending the momentum of a team pursuing a fifth world championship together.

As Hagan said in TSR’s published Rockingham recap: “I want to win this fifth championship not just for me but for my crew chief and the team.”

That team-first approach is central to American Rebel’s connection with Hagan. The Virginia cattle rancher brings a working-person’s identity to the highest level of Funny Car competition, while crew chief Mike Knudsen, co-crew chief Phil Shuler and the TSR team do the demanding work behind every pass. American Rebel sees that combination of hard work, determination and respect for the team as the character of a true American Rebel.

Hagan Back to St. Louis. Back in American Rebel colors driving the American Rebel Beer Dodge/SRT Hellcat for Tony Stewart Racing

St. Louis adds another chapter to the story. Hagan returns as the defending Midwest Nationals winner after taking the American Rebel-branded Funny Car to victory at the event in 2025. He has won at the track three times, in 2021, 2023 and 2025. This weekend he returns with American Rebel Light Beer in the primary position and another world championship in his sights.

The Midwest Nationals is the third of six events in NHRA’s Countdown to the Championship. The regular-season championship is already earned; the 2026 world championship remains to be decided. Every qualifying session and elimination round is another opportunity to advance the chase.

A relationship built over seasons, not one weekend

American Rebel’s relationship with TSR began with a multi-year agreement announced in 2023. Since then, the relationship has grown to include American Rebel Light Beer sponsorship in Funny Car with Hagan and in Top Fuel with Leah Pruett and Tony Stewart as drivers in their respective seasons. Stewart is the owner of TSR Nitro.

This weekend’s primary American Rebel Light Beer focus is Hagan’s Funny Car. The broader relationship gives the brand an established motorsports history; Hagan’s current championship pursuit gives fans a compelling reason to follow the next chapter.

America’s Patriotic Beer. A true American Rebel.

American Rebel believes motorsports is a natural gathering place for adult fans who value hard work, independence, competition and pride in country. Its message is unapologetic: American Rebel Light Beer - America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

“We believe patriotic Americans who love this country and love great racing deserve a great beer that stands for something,” Ross said. “American Rebel Light is about pride in America and enjoying the moments that bring us together. Matt brings the grit. TSR brings the teamwork. The fans bring the energy. We are proud sponsors of Matt Hagan and TSR and are thrilled to have American Rebel Light Beer be a part the championship chase. Rebel Up!”

The Company’s objective is to connect the visibility of its racing program with adult-consumer engagement, distributor and retailer support, and greater awareness of the publicly traded company behind the brand. Fans who discover American Rebel Light Beer through Hagan and TSR can also learn about American Rebel Holdings, Inc. (OTCID: AREB) through the Company’s public releases and SEC filings.

Watch the chase on FOX and FS1

Sunday’s FOX coverage is scheduled adjacent to football programming, giving American Rebel’s championship-weekend story a timely connection to the sports-viewing occasion behind its recent “Fly Rebel Fly” campaign. The new racing rally is simple: Win Hagan Win.

Coverage	Date	Time / network
Qualifying Show 1	Friday, October 2	6:30-8:00 p.m. ET | FS1
Qualifying Show 2	Sunday, October 4	11:00 a.m.-noon ET | FS1
Finals - regional window	Sunday, October 4	2:00-4:00 p.m. ET OR 4:30-6:30 p.m. ET | FOX

FOX will carry the finals in one of two regional windows depending on the viewer’s market. These are alternative times, not two separate finals telecasts in every market. Check local listings; all schedules are subject to change.

Additional qualifying and finals replays are scheduled on FS1 and FS2 through October 8. Consult NHRA’s television schedule for current listings.

Cheer for Matt. Follow the crew. Look for the American Rebel Light Beer Funny Car. Adults 21 and older can check the brand’s beer locator and participating retailers for availability, which varies by market and location.

WIN HAGAN WIN. WIN REBEL WIN.

Be a Rebel. Put a Can in Your Hand.

For adults 21 and older. Enjoy responsibly. Never drink and drive. Do not share alcohol marketing with minors.

About American Rebel Light Beer

American Rebel Light Beer is a premium domestic light lager built around crisp taste and a proud American identity. The brand brings American Rebel’s patriotic lifestyle message to adult consumers through motorsports, music, retail and community experiences. American Rebel Light Beer - America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer.

Product information and beer locator: AmericanRebelBeer.com

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (OTCID: AREB) is a Nevada corporation headquartered in Nashville, Tennessee. The Company’s businesses include American Rebel Light Beer, safes and security products, and branded merchandise. Through American Rebel Beverages, Champion Safe and its broader brand platform, the Company seeks to connect its products with consumers who identify with patriotism, independence and self-reliance.

Forward-looking statements

This release contains forward-looking statements rather than statements of historical fact. These include expectations about race participation, results and championship prospects; sponsorship activities and brand visibility; Andy Ross’s attendance; event and broadcast schedules; fan engagement; audience alignment; consumer demand; distributor and retailer support; awareness of American Rebel Holdings; and the Company’s ability to translate marketing activities into business growth. Words such as “believes,” “plans,” “expects,” “intends,” “seeks,” “may” and “will” can identify these statements, but their absence does not make a statement historical.

These statements reflect current plans and assumptions and are subject to risks and uncertainties. Actual outcomes may differ materially because of race results, mechanical failures, accidents, injuries, weather, schedule changes, broadcast or editorial decisions, changes in sponsorship or driver arrangements, limitations on promotional rights, consumer preferences, competition, product availability, distributor and retailer execution, manufacturing or supply-chain interruptions, alcohol advertising and distribution requirements, and the Company’s financial and operational resources. Company-level risks include access to capital, liquidity and indebtedness, operating losses and going-concern uncertainty, potential dilution, the execution of its business plan, and volatility or limited liquidity in its securities, together with other risks described in its SEC filings, including its most recent Form 10-K and subsequent Forms 10-Q and 8-K and any amendments.

Race victories, championship standings, sponsorships and television coverage do not establish or guarantee beer sales, profitability, financing success, securities performance or investment returns. National broadcast availability is not a measurement of American Rebel-specific impressions. No audience size, sales conversion or investor-conversion result is represented in this release. Historical race results do not predict future results, and no 2026 world championship has been assured. Forward-looking statements speak only as of this release’s date; the Company undertakes no obligation to update them except as required by law.

Sponsorship, imagery and availability

American Rebel’s sponsorship of TSR and Hagan is as described in this release. References to NHRA, NAPA Auto Parts, World Wide Technology Raceway, FOX, FS1, FS2, Dodge and other third parties identify the relevant competition, venue, coverage or equipment and do not imply additional sponsorships, endorsements or commercial rights beyond actual agreements. The American Rebel primary sponsorship described here applies to Hagan’s Funny Car at this event, not every TSR entry or future race. This release does not announce American Rebel Light Beer sales or sampling at World Wide Technology Raceway.

Photographs and graphics accompanying this release, where included, are subject to their respective owners’ rights. Historical imagery should be read with its actual event-and-date captions and is not a representation of current race results or current sponsor liveries. Image use does not expand the Company’s sponsorship rights or imply additional endorsements or future partnerships. Brand slogans express marketing identity, not health benefits, driving performance or investment outcomes. This release does not offer securities for sale or solicit an offer to buy securities.

Contacts

Investor Relations and Media:

American Rebel Holdings, Inc. | info@americanrebel.com

Distribution and Account Inquiries:

American Rebel Light Beer
Todd Porter, President, American Rebel Beverages | tporter@americanrebelbeer.com

SOURCE: American Rebel Holdings